                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)  July 9, 2001
                                                  ------------


ALTEON INC.
---------------------------------------------------
(Exact Name of Registrant as Specified in Charter)


Delaware                 0-19529                 13-3304550
------------------------------------------------------------------------
(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
-----------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                   --------------


-----------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

 Item 5.       Other Events

               On July 9, 2001 Alteon Inc. issued the following press release:

ALTEON INITIATES PHASE IIB 'SAPPHIRE' TRIAL OF ALT-711 IN SYSTOLIC HYPERTENSION
- MOST COMMON FORM OF HYPERTENSION IN THOSE OVER 50, AND TYPE LEAST LIKELY TO BE WELL TREATED

  RAMSEY, N.J., July 9 /PRNewswire/ -- Alteon Inc. (Amex: ALT) announced today that it has begun the Phase IIb SAPPHIRE (Systolic And Pulse Pressure Hemodynamic Improvement by Restoring Elasticity) trial of Alteon's lead A.G.E. Crosslink Breaker compound, ALT-711, in patients with isolated systolic hypertension (ISH). The SAPPHIRE trial will build upon positive data from a recent Phase IIa human trial to further evaluate ALT-711's ability to lower systolic blood pressure and pulse pressure in aging and diabetic patients.

  By "breaking" the pathological bonds that cause tissues, organs and vessels to stiffen and lose function over time, ALT-711 has demonstrated the ability to reverse certain age-related and diabetes-related conditions. In a recent Phase IIa clinical trial in cardiovascular disease, treatment with ALT- 711 resulted in statistically significant and clinically meaningful effects of increasing vascular wall elasticity and lowering pulse pressure. ALT-711 is the most clinically advanced drug in a new class of compounds, known as Advanced Glycosylation End-product (A.G.E.) Crosslink Breakers, which were discovered by Alteon. No approved drug for high blood pressure directly targets the underlying age-related stiffening that results in ISH, and thus this condition represents a major unmet medical need.

  The SAPPHIRE Trial

  In the SAPPHIRE trial, ALT-711, an orally active compound, will be tested in 450 patients at approximately 40 sites throughout the United States. Recruited patients will receive ALT-711 tablets once a day for six months, in addition to their existing medications. The study will consist of five treatment arms, comprised of four different dose levels of ALT-711 plus placebo. Patients enrolled in the trial must be older than 50 years of age and have systolic blood pressure of greater than 160 mmHg and diastolic blood pressure of less than 90 mmHg. The trial will include both non-diabetic and diabetic patients.

  The SAPPHIRE trial extends the range of doses and the dosing period of ALT-711 defined in the previous Phase IIa trial. In the Phase IIa trial of 93 patients, treatment with ALT-711 over an 8-week period resulted in a statistically significant reduction in pulse pressure (5 mmHg net decrease at day 56, pAmerican College of Cardiology meeting.

  Consistent Results Across Species

  Preclinical testing has clearly demonstrated the ability of ALT-711 to reverse age-related and diabetes-related cardiovascular disease and restore function to the cardiovascular system. "It is important to emphasize that our data thus far has been consistent across all species that we have tested," said Robert
  C. deGroof, Ph.D., Senior Vice President, Scientific Affairs. "In preclinical evaluations, ALT-711 reversed stiffening of the aorta in rodents, canines and non-human primates, similar to what recently has been observed in humans. The SAPPHIRE trial has been designed to confirm all of these results and to further determine effects of ALT-711 over a longer period of time and a wider range of dosages. It is expected to provide a solid foundation for a subsequent Phase III program."

  Isolated Systolic Hypertension and the Importance of Pulse Pressure

  Isolated Systolic Hypertension is the most common form of hypertension in people over age 50, and most recent statistics estimate its prevalence at over 20 million in the U.S. alone. It is defined as elevated systolic blood pressure (above 140 mmHg) in conjunction with normal diastolic blood pressure (below 90 mmHg), and is characterized by an increased pulse pressure, defined as the difference between systolic and diastolic blood pressures. The prevalence of hypertension increases with age, with systolic hypertension becoming far more common than diastolic hypertension. Yet it is the type of hypertension least likely to be well treated, according to a recent study published in the March 16, 2001 edition of Hypertension, a journal of the American Heart Association.

  Traditionally, treatment of hypertension has focused on controlling diastolic pressure. The focus on systolic pressure began to increase in the 1990's with the results from the Systolic Hypertension in the Elderly Program (SHEP) trial and other epidemiological data that demonstrated that the level of systolic blood pressure is a better predictor of cardiovascular events including stroke, coronary heart disease, and heart failure. A systolic blood pressure higher than 160 mmHg has been shown to double all-cause mortality, triple cardiovascular mortality, particularly in women, and more than double cardiovascular morbidity in both sexes.

  Similarly, elevated pulse pressure is increasingly being recognized as a risk factor for cardiovascular disease. The Framingham Study and others have demonstrated that a reduction in pulse pressure is associated with a significant risk reduction in cardiovascular death.

  Current hypertension therapies, including diuretics, ACE inhibitors, beta blockers, calcium channel blockers and angiotensin receptor blockers have an effect on lowering both systolic and diastolic pressures. Treatment is therefore limited, as a patient can become hypotensive with too low a diastolic pressure.

  A.G.E. Crosslink Breakers, and lead compound ALT-711, may specifically address this treatment issue. "Our results to date suggest that we offer an opportunity to provide an option for ISH through a novel mechanism of action," said Kenneth I. Moch, President and Chief Executive Officer. "We have been able to narrow the gap between the systolic and diastolic pressures, and we look forward to confirming these results in the SAPPHIRE trial. As ALT-711 targets a major market with a differentiated and clearly unmet medical need, the results from this trial will be greatly anticipated. We are very pleased to be able to initiate this important trial in our expected time frame, and intend to maintain our diligence in this pursuit."

  A.G.E. Crosslink Breakers and ALT-711

  Advanced Glycosylation End-products (A.G.E.s) are permanent glucose structures that form when glucose binds to the surface of proteins. Many of these proteins, including structural proteins such as collagen and elastin, play an integral role in the maintenance of cardiovascular elasticity function and vascular wall integrity. Diabetic individuals form excessive amounts of A.G.E.s earlier in life than non-diabetic individuals.

  This process can impair the normal function of organs that depend on flexibility for normal function, such as blood vessels and cardiac muscle. The formation of A.G.E. Crosslinks leads to increased stiffness of tissues, abnormal protein accumulation and organ dysfunction, which together cause many of the complications of aging and diabetes. Loss of flexibility of the vasculature leads to isolated systolic hypertension, which creates increased workload for the heart and may lead to myocardial hypertrophy and heart failure.

  ALT-711 is the first in the A.G.E. Crosslink Breaker class that has been shown to reverse or "break" A.G.E. crosslinking, thereby restoring more normal function to organs and tissues that have lost flexibility. Pharmacologic intervention with ALT-711 directly targets the biochemical pathway leading to the stiffness of the cardiovascular system. Its mechanism of action is new and novel, and is unrelated to that of any pharmaceutical agent either currently prescribed or in clinical development. Importantly, ALT-711 does not disrupt the natural enzymatic glycosylation sites or peptide bonds that are responsible for maintaining the normal integrity of the collagen chain. Thus, normal structure and function is preserved while abnormal crosslinking is reduced.

  About Alteon

  Alteon is a leader in the discovery and development of novel pharmaceuticals for the treatment of pathologies of aging and diabetes, based on reversing or slowing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s is an inevitable part of the aging process that leads to a loss of flexibility and function in body tissues, organs and vessels. The company is initially developing therapies for cardiovascular disease.

  Alteon has created a library of novel classes of compounds targeting the A.G.E. pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead A.G.E. Crosslink Breaker, ALT-711, is being developed for the treatment of cardiovascular disorders. ALT-711 demonstrated positive results in a recent Phase IIa clinical trial and currently is being evaluated in the Phase IIb SAPPHIRE clinical trial focused on isolated systolic hypertension. The compound is also under investigation for end-stage renal disease patients receiving peritoneal dialysis, a patient population that has significant cardiovascular disease. ALT-711 is further serving as a clinical prototype in other conditions where A.G.E. crosslinking is a cause of disease, such as uropathy and diabetic retinopathy. Pimagedine, Alteon's lead A.G.E. Formation Inhibitor, is in active clinical evaluation in diabetic neuropathy in cats. For more information on Alteon, visit the company's web site at http://www.alteonpharma.com.

  Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     *******

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Alteon Inc.


                                    By: /s/ Kenneth I. Moch
                                        --------------------------------------
                                        Kenneth I. Moch
                                        President and Chief Executive Officer


Dated:  July 17, 2001